Exhibit 10.2

Xerium Technologies, Inc. 14101 Capital Blvd., Suite 201 Youngsville, NC 27596

May 2, 2007

Apax WW Nominees Ltd.

15 Portland Place

W1B 1PT London

Apax-Xerium APIA LP

c/o Apax Europe IV GP Co Ltd

13-15 Victoria road, St. Peter Port

Guernsey, Channel Islands GY1 3ZD

Ladies and Gentlemen:

Reference is made to the letter agreement (the “Letter Agreement”) dated December 22, 2006 by and among Xerium Technologies, Inc., a Delaware corporation (the “Company”), Apax WW Nominees Ltd. (“Apax WW Nominees”) and Apax-Xerium APIA LP (“Apax-Xerium APIA”). Each of the Company, Apax WW Nominees Ltd. and Apax-Xerium APIA agree as follows:

(i) Clause (a) of the first paragraph of the Letter Agreement is hereby amended by replacing “December 31, 2007” with “December 31, 2008”.

(ii) Clause (c) of the first paragraph of the Letter Agreement is hereby amended by replacing “December 31, 2007” with “December 31, 2008”.

(iii) Except as set forth herein, all other terms of the Letter Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

Each of you agrees that you have received good and valuable consideration in exchange for your agreements set forth in this letter, which consideration includes the right to receive shares of common stock of the Company as contemplated by the Company’s dividend reinvestment plan, as from time to time in effect, through the reinvestment of dividends and understands that the Company will be relying on your agreements set forth in this letter. Accordingly, this letter sets forth a binding obligation among the parties hereto with respect to the matters set forth herein. This letter may be signed in counterparts, all of which shall constitute the same agreement, shall be governed by the domestic substantive laws of New York, and shall bind and inure to the benefit of the parties and their respective successors and assigns.

If the foregoing is in accordance with your understanding, please countersign a copy of this letter in the space indicated below and return such countersigned copy to the Company, whereupon this letter will become a binding agreement among the parties.

Very truly yours,

Xerium Technologies, Inc.

By: /s/ Thomas Gutierrez

        Thomas Gutierrez

        Chief Executive Officer

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The foregoing is hereby

    agreed to and accepted:

Apax WW Nominees Ltd.

By: Adrian Beecroft

        Adrian Beecroft

        Director

By: Andrew Barrett

        Andrew Barrett

        Authorised Signatory

Apax-Xerium APIA LP

By: /s/ Denise Fallaize

        Name: Denise Fallaize

        Title: Director

        Apax Europe IV GP Co Ltd

        In its capacity as General Partner of

        Apax-Xerium APIA LP